                                                                    EXHIBIT 10.3

                          FORM OF EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of _____________, 2006 by and between E-House (China) Holdings Limited, a company incorporated and existing under the laws of the Cayman Islands (the "Company") and Mr. [-], an individual (the "Executive"). The term "Company" as used herein with respect to all obligations of the Executive hereunder shall be deemed to include the Company and all of its direct or indirect parent companies, subsidiaries, affiliates, or subsidiaries or affiliates of its parent companies (collectively, the "Group").

                                    RECITALS

A. The Company desires to employ the Executive and to assure itself of the services of the Executive during the term of Employment (as defined below).

B. The Executive desires to be employed by the Company during the term of Employment and under the terms and conditions of this Agreement.

                                    AGREEMENT

      The parties hereto agree as follows:

1.    POSITION

      The Executive hereby accepts a position of [-] Officer (the "Employment") of the Company.

2.    TERM

      Subject to the terms and conditions of this Agreement, the initial term of the Employment shall be three years, commencing on ___________, 200__ (the "Effective Date"), until __________, 20__, unless terminated earlier pursuant to the terms of this Agreement. Upon expiration of the initial three-year term, the Employment shall be automatically extended for successive one-year terms unless either party gives the other party hereto a prior written notice to terminate the Employment prior to the expiration of such one-year term or unless terminated earlier pursuant to the terms of this Agreement.

3.    PROBATION

      Three months, commencing on the Effective Date.

4.    DUTIES AND RESPONSIBILITIES

      The Executive's duties at the Company will include all jobs assigned by the Board of Directors of the Company (the "Board").

      The Executive shall devote all of his working time, attention and skills to the performance of his duties at the Company and shall faithfully and diligently serve the Company in accordance with this Agreement and the guidelines, policies and procedures of the Company approved from time to time by the Board.

      The Executive shall use his best efforts to perform his duties hereunder. The Executive shall not, without the prior written consent of the Board, become an employee or consultant of any entity other than the Company and/or any member of the Group, and shall not carry on or be interested in the business or entity that competes with that carried on by the Group (any such business or entity, a "Competitor"), provided that nothing in this clause shall preclude the Executive from holding any shares or other securities of any Competitor that is listed on any securities exchange or recognized securities market anywhere. The Executive shall notify the Company in writing of his interest in such shares or securities in a timely manner and with such details and particulars as the Company may reasonably require.

5.    NO BREACH OF CONTRACT

      The Executive hereby represents to the Company that: (i) the execution and delivery of this Agreement by the Executive and the performance by the Executive of the Executive's duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any other agreement or policy to which the Executive is a party or otherwise bound, except for agreements that are required to be entered into by and between the Executive and any member of the Group pursuant to applicable law of the jurisdiction where the Executive is based, if any; (ii) that the Executive has no information (including, without limitation, confidential information and trade secrets) relating to any other person or entity which would prevent, or be violated by, the Executive entering into this Agreement or carrying out his duties hereunder; (iii) that the Executive is not bound by any confidentiality, trade secret or similar agreement (other than this) with any other person or entity except for other member(s) of the Group, as the case may be.

6.    LOCATION

      The Executive will be based in Shanghai, China until both parties hereto agree to change otherwise.

7.    COMPENSATION AND BENEFITS

      (a) Cash Compensation. The Executive's cash compensation shall be provided by the Company pursuant to Schedule A hereto, subject to annual review and adjustment by the Board.

      (b) Equity Incentives. When the Company adopts and maintains a share incentive plan (the "Plan"), the Executive will be entitled to receive options under the Plan pursuant to the following principal terms, subject to terms and conditions of the Plan:

            (1) The Executive will receive an option to purchase [-] ordinary shares of the Company (the "Option");

            (2)   The exercise price of the Option shall be at US$[-] per share;

            (3) The Option will vest at the following schedule: one-third of the Option will vest on each anniversary of the Effective Date;

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            (4)   In the event of a change-of-control transaction of the
                  Company, as a result of which the shareholders of the Company prior to such transaction do not retain, directly or indirectly, at least a majority of the voting power of the Company, all unvested Option shall accelerate upon consummation of such transaction; and

            (5) In the event the Employment is terminated for any reason, the Executive may exercise the vested Option as of the date of termination at any time within three months after the date of termination.

      (c) Housing Accommodation. The Company will arrange and pay for the Executive's housing accommodation in Shanghai, PRC.

      (d) Benefits. The Executive is eligible for participation in any standard employee benefit plan of the Company, including any health insurance plan and annual holiday plan.

8.    TERMINATION OF THE AGREEMENT

      (a) By the Company. The Company may terminate the Employment for cause, at any time, without advance notice or remuneration, if (1) the Executive is convicted or pleads guilty to a felony or to an act of fraud, misappropriation or embezzlement, (2) the Executive has been negligent or acted dishonestly to the detriment of the Company, (3) the Executive has engaged in actions amounting to misconduct or failed to perform his duties hereunder and such failure continues after the Executive is afforded a reasonable opportunity to cure such failure, (4) the Executive has died, or (5) the Executive has a disability which shall mean a physical or mental impairment which, as reasonably determined by the Board, renders the Executive unable to perform the essential functions of his employment with the Company, even with reasonable accommodation that does not impose an undue hardship on the Company, for more than 180 days in any 12-month period, unless a longer period is required by applicable law, in which case that longer period would apply. In addition, the Company may terminate the Employment without cause, at any time, upon one-month prior written notice to the Executive during the first year after the Effective Date, two-month prior written notice to the Executive during the second year after the Effective Date, or three-month prior written notice to the Executive during any period after the second anniversary of the Effective Date.

      (b) By the Executive. If there is a material and substantial reduction in the Executive's existing authority and responsibilities and such resignation is approved by the Board, the Executive may resign upon one-month prior written notice to the Company during the first year after the Effective Date, two-month prior written notice to the Company during the second year after the Effective Date, or three-month prior written notice to the Company during any period after the second anniversary of the Effective Date.

      (c) Notice of Termination. Any termination of the Executive's employment under this Agreement shall be communicated by written notice of termination from the terminating party to the other party. The notice of termination shall indicate the specific provision(s) of this Agreement relied upon in effecting the termination.

      (d) Remuneration upon Termination. Upon the Company's termination of the Employment without cause pursuant to subsection (a) above or the Executive's resignation upon the Board's approval pursuant to subsection (b) above, the Company will provide remuneration to the Executive as follows: (1) if such termination or resignation becomes

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            effective during the first year after the Effective Date, the
            Company will provide the Executive with a severance pay equal to one month base salary of the Executive; (2) if such termination or resignation becomes effective during the second year after the Effective Date, the Company will provide the Executive with a severance pay equal to two month base salary of the Executive; (3) if such termination or resignation becomes effective during any period after the second anniversary of the Effective Date, the Company will provide the Executive with a severance pay equal to three month base salary of the Executive; and (4) the Executive may exercise the vested Option as of the date of termination at any time within three months after the date of termination. Except for the foregoing, the Executive shall not be entitled to any severance payments or benefits upon the termination of the Employment for any reason.

9.    CONFIDENTIALITY AND NONDISCLOSURE

      (a) Confidentiality and Non-disclosure. In the course of the Executive's services, the Executive may have access to the Company and/or the Company's client's and/or prospective client's trade secrets and confidential information, including but not limited to those embodied in memoranda, manuals, letters or other documents, computer disks, tapes or other information storage devices, hardware, or other media or vehicles, pertaining to the Company and/or the Company's client's and/or prospective client's business. All such trade secrets and confidential information are considered confidential. All materials containing any such trade secret and confidential information are the property of the Company and/or the Company's client and/or prospective client, and shall be returned to the Company and/or the Company's client and/or prospective client upon expiration or earlier termination of this Agreement. The Executive shall not directly or indirectly disclose or use any such trade secret or confidential information, except as required in the performance of the Executive's duties in connection with the Employment, or pursuant to applicable law.

      (b) Trade Secrets. During and after the Employment, the Executive shall hold the Trade Secrets in strict confidence; the Executive shall not disclose these Trade Secrets to anyone except other employees of the Company who have a need to know the Trade Secrets in connection with the Company's business. The Executive shall not use the Trade Secrets other than for the benefits of the Company.

            "Trade Secrets" means information deemed confidential by the Company, treated by the Company or which the Executive know or ought reasonably to have known to be confidential, and trade secrets, including without limitation designs, processes, pricing policies, methods, inventions, conceptions, technology, technical data, financial information, corporate structure and know-how, relating to the business and affairs of the Company and its subsidiaries, affiliates and business associates, whether embodied in memoranda, manuals, letters or other documents, computer disks, tapes or other information storage devices, hardware, or other media or vehicles. Trade Secrets do not include information generally known or released to public domain through no fault of the Executive.

      (c) Former Employer Information. The Executive agrees that he has not and will not, during the term of his employment improperly use or disclose any proprietary information or trade secrets of any former employer or other person or entity with which the Executive has an agreement to keep in confidence information acquired by Executive, if any. The Executive will indemnify the Company and hold it harmless from and against all claims,

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

            liabilities, damages and expenses, including reasonable attorneys' fees and costs of suit, arising out of or in connection with any violation of the foregoing.

      (d) Third Party Information. The Executive recognizes that the Company may have received, and in the future may receive, from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Executive agrees that the Executive owes the Company and such third parties, during the Executive's employment by the Company and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person or firm and to use it in a manner consistent with, and for the limited purposes permitted by, the Company's agreement with such third party.

      This Section 9 shall survive the termination of this Agreement for any reason. In the event the Executive breaches this Section 9, the Company shall have right to seek remedies permissible under applicable law.

10.   INVENTIONS

      (a) Inventions Retained and Licensed. The Executive has attached hereto, as Schedule B, a list describing all inventions, ideas, improvements, designs and discoveries, whether or not patentable and whether or not reduced to practice, original works of authorship and trade secrets made or conceived by or belonging to the Executive (whether made solely by the Executive or jointly with others) that
            (i) were developed by Executive prior to the Executive's employment by the Company (collectively, "Prior Inventions"), (ii) relate to the Company' actual or proposed business, products or research and development, and (iii) are not assigned to the Company hereunder; or, if no such list is attached, the Executive represents that there are no such Prior Inventions. Except to the extent set forth in Schedule B, the Executive hereby acknowledges that, if in the course of his service for the Company, the Executive incorporates into a Company product, process or machine a Prior Invention owned by the Executive or in which he has an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide right and license (which may be freely transferred by the Company to any other person or entity) to make, have made, modify, use, sell, sublicense and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine.

      (b) Disclosure and Assignment of Inventions. The Executive understands that the Company engages in research and development and other activities in connection with its business and that, as an essential part of the Employment, the Executive is expected to make new contributions to and create inventions of value for the Company.

            From and after the Effective Date, the Executive shall disclose in confidence to the Company all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works and trade secrets (collectively, the "Inventions"), which the Executive may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of the Executive's Employment at the Company. The Executive acknowledges that copyrightable works prepared by the Executive within the scope of and during the period of the Executive's Employment with the Company are "works for hire" and that the Company will be considered the author thereof. The

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

            Executive agrees that all the Inventions shall be the sole and exclusive property of the Company and the Executive hereby assign all his right, title and interest in and to any and all of the Inventions to the Company or its successor in interest without further consideration.

      (c) Patent and Copyright Registration. The Executive agrees to assist the Company in every proper way to obtain for the Company and enforce patents, copyrights, mask work rights, trade secret rights, and other legal protection for the Inventions. The Executive will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. The Executive's obligations under this paragraph will continue beyond the termination of the Employment with the Company, provided that the Company will reasonably compensate the Executive after such termination for time or expenses actually spent by the Executive at the Company's request on such assistance. The Executive appoints the person designated by the Company as the Executive's attorney-in-fact to execute documents on the Executive's behalf for this purpose.

      (d) Return of Confidential Materials. In the event of the Executive's termination of employment with the Company for any reason whatsoever, Executive agrees promptly to surrender and deliver to the Company all records, materials, equipment, drawings, documents and data of any nature pertaining to any confidential information or to his employment, and Executive will not retain or take with him or her any tangible materials or electronically stored data, containing or pertaining to any confidential information that Executive may produce, acquire or obtain access to during the course of his employment.

      This Section 10 shall survive the termination of this Agreement for any reason. In the event the Executive breaches this Section 10, the Company shall have right to seek remedies permissible under applicable law.

11.   NON-COMPETITION AND NON-SOLICITATION

      In consideration of the base salary provided to the Executive by the Company hereunder, the adequacy of which is hereby acknowledged by the parties hereto, the Executive agree that during the term of the Employment and for a period of one year following the termination of the Employment for whatever reason:

      (a) The Executive will not approach clients, customers or contacts of the Company or other persons or entities introduced to the Executive in the Executive's capacity as a representative of the Company for the purposes of doing business with such persons or entities which will harm the business relationship between the Company and such persons and/or entities;

      (b) unless expressly consented to by the Company, the Executive will not assume employment with or provide services for any Competitor, or engage, whether as principal, partner, licensor or otherwise, in any Competitor; and

      (c) unless expressly consented to by the Company, the Executive will not seek directly or indirectly, by the offer of alternative employment or other inducement whatsoever, to solicit the services of any employee of the Company employed as at or after the date of such termination, or in the year preceding such termination.

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

      The provisions contained in Section 11 are considered reasonable by the Executive and the Company. In the event that any such provisions should be found to be void under applicable laws but would be valid if some part thereof was deleted or the period or area of application reduced, such provisions shall apply with such modification as may be necessary to make them valid and effective.

      This Section 11 shall survive the termination of this Agreement for any reason. In the event the Executive breaches this Section 11, the Executive acknowledges that there will be no adequate remedy at law, and the Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate). In any event, the Company shall have right to seek all remedies permissible under applicable law.

12.   ASSIGNMENT

      This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that (i) the Company may assign or transfer this Agreement or any rights or obligations hereunder to any member of the Group without such consent, and (ii) in the event of a change-of-control transaction of the Company, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder.

14.   SEVERABILITY

      If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

15.   ENTIRE AGREEMENT

      This Agreement constitutes the entire agreement and understanding between the Executive and the Company regarding the terms of the Employment and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The Executive acknowledges that he has not entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set forth in this Agreement.

16.   GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the law of the State of New York, U.S.A.

17.   AMENDMENT

      This Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Agreement, which agreement is executed by both of the parties hereto.

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18.   WAIVER

      Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

19.   NOTICES

      All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made if (i) delivered by hand, (ii) otherwise delivered against receipt therefor, or (iii) sent by a recognized courier with next-day or second-day delivery to the last known address of the other party.

20.   COUNTERPARTS

      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

21.   NO INTERPRETATION AGAINST DRAFTER

      Each party recognizes that this Agreement is a legally binding contract and acknowledges that such party has had the opportunity to consult with legal counsel of choice. In any construction of the terms of this Agreement, the same shall not be construed against either party on the basis of that party being the drafter of such terms.

22.   LANGUAGE

      This Agreement is prepared and executed in the English and Chinese languages. In the event of any discrepancy between the two versions, the Chinese language version shall prevail.

           [Remainder of this page has been intentionally left blank.]




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

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

                                E-HOUSE (CHINA) HOLDINGS LIMITED

                                By: _____________________________________
                                Name: ZHOU Xin [CHINESE CHARACTERS]
                                Title: President [CHINESE CHARACTERS]

                                EXECUTIVE [CHINESE CHARACTERS]

                                Signature: ______________________________
                                Name: [-]

                                   Schedule A

                                CASH COMPENSATION

                                              AMOUNT                                          PAY PERIOD
                   ---------------------------------------------------------    ------------------------------------
BASE SALARY        RMB [-] annually (including all statutory welfare            Payable in 12 equal monthly
                   reserves that the Company is required to set aside for       installments for each calendar year
                   the Executive under applicable law and all consideration
                   for the Executive's obligations under Section 11:
                   "Non-Competition and Non-Solicitation" of the Employment
                    Agreement)

CASH BONUS         [-].                                                         Once per year, if applicable

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

                                   Schedule B

                            LIST OF PRIOR INVENTIONS

                                                  IDENTIFYING NUMBER
       TITLE                DATE                 OR BRIEF DESCRIPTION
-------------------     -------------     ----------------------------------

______ No inventions or improvements

______ Additional Sheets Attached

Signature of Executive: ________________

Print Name of Executive: _______________

Date: ____________

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